Exhibit 99.1
MEDLEY MANAGEMENT INC. DECLARES $0.20 PER SHARE DIVIDEND AND REPORTS FIRST QUARTER 2018 RESULTS

NEW YORK, May 15, 2018 (GLOBE NEWSWIRE) -- Medley Management Inc. (NYSE: MDLY) today reported its financial results for its first quarter ended March 31, 2018.
Highlights

•	Fee earning assets under management were $3.0 billion as of March 31, 2018

•	Total assets under management were $5.1 billion as of March 31, 2018

•	Declared $0.20 per share dividend for Q1 2018 payable on June 1, 2018

•	U.S. GAAP net loss per share attributable to Medley Management Inc. was $(0.26) for Q1 2018

•	Core Net Income Per Share was $0.05 for Q1 2018

Results of Operations for the Three Months Ended March 31, 2018
Total revenues increased to $14.4 million for the three months ended March 31, 2018 compared to $14.0 million for the same period in 2017.
Total expenses from operations were $12.8 million for the three months ended March 31, 2018 compared to $7.6 million for the same period in 2017. The increase was due primarily to an increase in severance related compensation, professional fees and expenses of our consolidated fund.
Total other expense, net was $11.0 million for the three months ended March 31, 2018 compared to $1.4 million for the same period in 2017. The increase was due primarily to unrealized losses from our investment in shares of MCC.
Net loss attributable to Medley Management Inc. and non-controlling interests in Medley LLC was $5.1 million for the three months ended March 31, 2018 compared to net income of $3.2 million for the same period in 2017. Medley Management Inc.’s net loss per share was $0.26 for the three months ended March 31, 2018 compared to net income per share of $0.06 for the same period in 2017.
Pre-Tax Core Net Income was $2.1 million for the three months ended March 31, 2018 compared to $5.2 million for the same period in 2017. Core Net Income Per Share was $0.05 for the three months ended March 31, 2018, compared to $0.10 for the same period in 2017. Core EBITDA was $5.0 million for the three months ended March 31, 2018 compared to $7.9 million for the same period in 2017.

Investor Contact:

Sam Anderson
Head of Capital Markets & Risk Management
Medley Management Inc.
212-759-0777

Media Contact:

Erin Clark
Teneo Strategy
646-214-8355

Key Performance Indicators:

	For the Three Months Ended March 31, (unaudited)
	2018	2017
	(Amounts in thousands, except AUM, share and per share amounts)
Consolidated Financial Data:
Pre-Tax (Loss) Income	$(9,451)	$5,063
Net (loss) income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(5,127)	$3,162
Net (loss) income per Class A common stock	$(0.26)	$0.06
Net (Loss) Income Margin (1)	(35.6)%	22.6%
Weighted average shares - Basic and Diluted	5,483,303	5,808,626

Non-GAAP Data:
Pre-Tax Core Net Income (2)	$2,108	$5,187
Core Net Income (2)	$1,257	$4,588
Core EBITDA (3)	$5,008	$7,920
Core Net Income Per Share (4)	$0.05	$0.10
Core Net Income Margin (5)	9.8%	21.1%
Pro-Forma Weighted Average Shares Outstanding (6)	30,635,399	30,965,646

Other Data (at period end, in millions):
AUM	$5,076	$5,452
Fee Earning AUM	$3,040	$3,214

(1)	Net Income Margin equals Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC divided by total revenue.

(2)
Pre-Tax Core Net Income is calculated as Core Net Income before income taxes. Core Net Income reflects net income attributable to Medley Management Inc. and net income attributable to non-controlling interests in Medley LLC adjusted to exclude reimbursable expenses associated with the launch of funds, stock-based compensation associated with restricted stock units that were granted in connection with our IPO, other non-core items and the income tax expense associated with the foregoing adjustments. Please refer to the reconciliation of Core Net Income to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(3)
Core EBITDA is calculated as Core Net Income before interest expense, income taxes, depreciation and amortization. Please refer to the reconciliation of Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC in Exhibit C for additional details.

(4)
Core Net Income Per Share is calculated as Core Net Income, adjusted for the income tax effect of assuming that all of our pre-tax earnings were subject to federal, state and local corporate income taxes, divided by Pro-Forma Weighted Average Shares Outstanding (as defined below). We assumed an effective corporate tax rate of 33.0% for 2018 and 43.0% for 2017. Please refer to the calculation of Core Net Income Per Share in Exhibit D for additional details.

(5)	Core Net Income Margin equals Core Net Income Per Share divided by total revenue per share.

(6)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 24,032,533 Medley LLC units for 24,032,533 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units.

Fee Earning AUM
The table below presents the quarter-to-date roll forward of our total fee earning AUM:

				% of Fee Earning AUM
	Permanent Capital Vehicles	Long-dated Private Funds and SMAs	Total	Permanent Capital Vehicles	Long-dated Private Funds and SMAs
	(Dollars in millions)
Ending balance, December 31, 2017	$2,090	$1,068	$3,158	66%	34%
Commitments	(60)	83	23
Distributions	(24)	(34)	(58)
Change in fund value	(34)	(49)	(83)
Ending balance, March 31, 2018	$1,972	$1,068	$3,040	65%	35%
Total fee earning AUM decreased by $118 million, or 4% as of March 31, 2018 compared to total fee earning AUM as of December 31, 2017. The permanent capital vehicles’ share of fee earning AUM was 65% as of March 31, 2018 compared to 66% at December 31, 2017.
Conference Call and Webcast Information
We will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, May 16, 2018 to discuss our first quarter financial results.
All interested parties may participate in the conference call by dialing (877) 524-5743 approximately 5-10 minutes prior to the call. International callers should dial (615) 247-0088. Participants should reference Medley Management Inc. and the conference ID of 4399459 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.mdly.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.
About Medley
Medley is an alternative asset management firm offering yield solutions to retail and institutional investors. Medley’s national direct origination franchise, with over 75 people, is a premier provider of capital to the middle market in the U.S. Medley has over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE:MCC) (TASE:MCC) and Sierra Income Corporation, a credit interval fund, Sierra Total Return Fund (NASDAQ:SRNTX) and several private investment vehicles. Over the past 15 years, Medley has provided capital to over 400 companies across 35 industries in North America.(1)
Medley LLC, the operating company of Medley Management Inc., has outstanding bonds which trade on the NYSE under the symbols (NYSE:MDLX) and (NYSE:MDLQ). Medley Capital Corporation is dual-listed on the New York Stock Exchange (NYSE:MCC) and the Tel Aviv Stock Exchange (TASE: MCC) and has outstanding bonds which trade on both the New York Stock Exchange under the symbols (NYSE:MCV), (NYSE:MCX) and the Tel Aviv Stock Exchange under the symbol (TASE: MCC.B1).
Forward-Looking Statements
Statements included herein may contain "forward-looking statements." Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission, including those described in the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements made herein speak only as of the date of this press release.

Non-GAAP Financial Measures
We make reference to certain non-GAAP financial measures in this press release. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP is contained in the tables attached hereto.
Non-GAAP measures used by management include Pre-Tax Core Net Income, Core Net Income, Core EBITDA, Core Net Income Per Share and Core Net Income Margin. Management believes that these measures provide analysts, investors and management with helpful information regarding our underlying operating performance and our business, as they remove the impact of items management believes are not reflective of underlying operating performance. These non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; and for evaluating the effectiveness of operational strategies. Additionally, we believe these non-GAAP measures provide another tool for investors to use in comparing our results with other companies in our industry, many of whom use similar non-GAAP measures. There are limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable U.S. GAAP financial measure and these measures supplement and should be considered in addition to and not in lieu of the results of operations discussed below. Furthermore, such measures may be inconsistent with measures presented by other companies.
This press release does not constitute an offer for any Medley fund.
Available Information
Medley Management Inc.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available at www.mdly.com.

(1)
Medley Management Inc. is the parent company of Medley LLC and several registered investment advisors (collectively, "Medley”). Assets under management refers to assets of our funds, which represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level, including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). Assets under management are as of March 31, 2018.

Exhibit A. Consolidated Statements of Operations of Medley Management Inc.

	For the Three Months Ended March 31, (unaudited)
	2018	2017
	(Amounts in thousands, except share and per share data)
Revenues
Management fees (includes Part I incentive fees of $0 and $544 for three months ending March 31, 2018 and 2017, respectively)	$12,085	$13,895
Performance fees	—	(2,363)
Other revenues and fees	2,329	2,320
Investment Income:
Carried interest	165	145
Other investment income	(183)	(1)
Total Revenues	14,396	13,996

Expenses
Compensation and benefits	8,338	5,794
Performance fee compensation	(7)	(881)
General, administrative and other expenses	4,509	2,668
Total Expenses	12,840	7,581

Other Income (Expense)
Dividend income	1,429	735
Interest expense	(2,681)	(3,647)
Other income (expenses), net	(9,755)	1,560
Total Other Expense, Net	(11,007)	(1,352)
(Loss) Income before income taxes	(9,451)	5,063
Provision for income taxes	190	413
Net (Loss) Income	(9,641)	4,650
Net (loss) income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	(4,514)	1,488
Net (loss) income attributable to non-controlling interests in Medley LLC	(3,899)	2,768
Net (Loss) Income Attributable to Medley Management Inc.	$(1,228)	$394

Net (Loss) Income Per Share of Class A Common Stock:
Basic	$(0.26)	$0.06
Diluted	$(0.26)	$0.06
Weighted average shares outstanding - Basic and Diluted	5,483,303	5,808,626

Exhibit B. Consolidated Statements of Comprehensive Income (Loss)

	For the Three Months Ended March 31, (unaudited)
	2018	2017
	(Amounts in thousands)
Net (Loss) Income	$(9,641)	$4,650
Other Comprehensive Income:
Change in fair value of available-for-sale securities	—	485
Total Comprehensive (Loss) Income	(9,641)	5,135
Comprehensive (loss) income attributable to redeemable non-controlling interests and non-controlling interests in consolidated subsidiaries	(4,514)	1,812
Comprehensive (loss) income attributable to non-controlling interests in Medley LLC	(3,899)	2,897
Comprehensive (Loss) Income Attributable to Medley Management Inc.	$(1,228)	$426

Exhibit C. Reconciliation of Core Net Income and Core EBITDA to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC

	For the Three Months Ended March 31, (unaudited)
	2018	2017
	(Amounts in thousands)
Net (loss) income attributable to Medley Management Inc.	$(1,228)	$394
Net (loss) income attributable to non-controlling interests in Medley LLC	(3,899)	2,768
Net (loss) income attributable to Medley Management Inc. and non-controlling interests in Medley LLC	$(5,127)	$3,162
Reimbursable fund startup expenses	623	24
IPO date award stock-based compensation	141	(661)
Other non-core items:
Unrealized losses on shares of MCC	3,543	—
Severance expense	1,886	1,099
Acceleration of debt issuance costs (1)	—	1,150
Other (2)	852	—
Income tax expense on adjustments	(661)	(186)
Core Net Income	$1,257	$4,588
Interest expense	2,681	2,498
Income taxes	851	599
Depreciation and amortization	219	235
Core EBITDA	$5,008	$7,920

(1)
Amounts relate to additional interest expense associated with the acceleration of amortization of debt issuance costs and discount relating to prepayments made on our Term Loan Facility as a result of the refinancing of our indebtedness from the issuance of Senior Unsecured Debt.

(2)	For the three months ended March 31, 2018, other items consists of expenses related to non-core business development activities and other expenses.

Exhibit D. Calculation of Core Net Income Per Share

	For the Three Months Ended March 31, (unaudited)
	2018	2017
	(Amounts in thousands, except share and per share amounts)
Numerator
Core Net Income	$1,257	$4,588
Add: Income taxes	851	599
Pre-Tax Core Net Income	$2,108	$5,187

Denominator
Class A common stock	5,483,303	5,808,626
Conversion of LLC Units and restricted LLC Units to Class A common stock	23,670,187	23,333,333
Restricted Stock Units	1,481,909	1,823,687
Pro-Forma Weighted Average Shares Outstanding (1)	30,635,399	30,965,646
Pre-Tax Core Net Income Per Share	$0.07	$0.17
Less: corporate income taxes per share (2)	(0.02)	(0.07)
Core Net Income Per Share	$0.05	$0.10

(1)
The calculation of Pro-Forma Weighted Average Shares Outstanding assumes the conversion by the pre-IPO holders of up to 24,032,533 Medley LLC units for 24,032,533 shares of Class A common stock at the beginning of each period presented, as well as the vesting of the weighted average number of restricted stock units.

(2)
Represents a per share adjustment for income taxes assuming that all of our pre-tax earnings were subject to federal, state and local income taxes. We assumed an effective corporate tax rate of 33.0% for 2018 and 43.0% for 2017.

Exhibit E. Reconciliation of Net Income Margin to Core Net Income Margin

	For the Three Months Ended March 31, (unaudited)
	2018	2017

Net Income Margin	(35.6)%	22.6%
Reimbursable fund startup expenses (1)	4.3%	0.2%
IPO date award stock-based compensation (1)	1.0%	(4.7)%
Other non-core items:(1)
Unrealized losses on shares of MCC	24.6%	—%
Severance expense	13.1%	7.9%
Acceleration of debt issuance costs	—%	8.1%
Other	5.9%	—%
Provision for income taxes (1)	1.3%	2.9%
Corporate income taxes (2)	(4.8)%	(15.9)%
Core Net Income Margin	9.8%	21.1%

(1)	Adjustments to Net income attributable to Medley Management Inc. and non-controlling interests in Medley LLC to calculate Core Net Income are presented as a percentage of total revenue.

(2)
Assumes that all of our pre-tax earnings, including adjustments above, are subject to federal, state and local income taxes. In determining corporate income taxes, we used a combined effective corporate tax rate of 33.0% for 2018 and 43.0% for 2017 and presented the calculation as a percentage of total revenue.

Exhibit F. Consolidated Balance Sheets of Medley Management Inc.

	As of
	March 31, 2018 (unaudited)	December 31, 2017
	(Amounts in thousands)
Assets
Cash and cash equivalents	$30,069	$36,163
Cash and cash equivalents of consolidated fund	377	164
Investments, at fair value	46,755	56,632
Management fees receivable	10,119	14,714
Performance fees receivable	—	2,987
Other assets	15,955	17,262
Total assets	$103,275	$127,922

Liabilities, Redeemable Non-controlling Interests and Equity
Liabilities
Senior unsecured debt	$117,049	$116,892
Loans payable	9,395	9,233
Accounts payable, accrued expenses and other liabilities	20,884	25,130
Total Liabilities	147,328	151,255

Redeemable Non-controlling Interests	46,787	53,741

Equity
Class A common stock	55	55
Class B common stock	—	—
Additional paid in capital	3,805	2,820
Accumulated other comprehensive loss	—	(1,301)
Accumulated deficit	(14,080)	(9,545)
Total stockholders' deficit, Medley Management Inc.	(10,220)	(7,971)
Non-controlling interests in consolidated subsidiaries	(1,644)	(1,702)
Non-controlling interests in Medley LLC	(78,976)	(67,401)
Total deficit	(90,840)	(77,074)
Total Liabilities, Redeemable Non-controlling Interests and Equity	$103,275	$127,922